   As filed with the Securities and Exchange Commission on February 5, 1996

                                                      Registration No. 33-
===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                            ----------------------

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                            ----------------------

                                 JOSTENS, INC.
            (Exact name of registrant as specified in its charter)

       Minnesota                                      41-0343440
(State of incorporation)                           (I.R.S. Employer
                                                 Identification No.)

                            -----------------------

                           5501 Norman Center Drive
                         Minneapolis, Minnesota 55437
                                (612) 830-3300
              (Address, including zip code, and telephone number,
                including area code, of registrant's principal
                              executive offices)

                            ----------------------

                         EMPLOYEE STOCK PURCHASE PLAN
                           (Full title of the plan)

                            ----------------------

                            Orville E. Fisher, Jr.
                                 Jostens, Inc.
                           5501 Norman Center Drive
                         Minneapolis, Minnesota 55437
                                (612) 830-3300
         (Name and address, including zip code, and telephone number, including area code, of agent for service)

                            ----------------------

       Approximate date of commencement of proposed sale to the public:
          Immediately upon the filing of this Registration Statement

                            ----------------------

                        CALCULATION OF REGISTRATION FEE

==============================================================================================================================
                                                                      Proposed
                                                                      maximum            Proposed
Title of                                                              offering           maximum                Amount of
securities to be                    Amount to be                      price              aggregate              registration
registered                          registered(1)                     per share(2)       offering price(2)      fee
-------------------------------------------------------------------------------------------------------------------------------

Common Shares,
par value $.33-1/3
per share........                   200,000 shares                    $22.00             $4,400,000.00          $1,518.00

===============================================================================================================================

(1) In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement includes an indeterminate number of additional shares as may be issuable as a result of anti-dilution provisions described in the Plan.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) under the Securities Act of 1933 based upon the average of the high and low sales price of the registrant's common stock on the New York Stock Exchange Composite Tape on January 29, 1996.

===============================================================================

                                    PART II

                             INFORMATION REQUIRED
                         IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Documents by Reference.
        ----------------------------------------

     The following documents filed with the Securities and Exchange Commission (the "Commission") by the Company are incorporated by reference in this Registration Statement: (1) Annual Report on Form 10-K for the year ended June 30, 1995 (File No. 1-5064); (2) Quarterly Report on Form 10-Q for the quarter ended September 30, 1995; (3) Current Report on Form 8-K, dated July 14, 1995;
(4) all other reports filed by the Company pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since June 30, 1995; (5) the description of the Company's Common Shares contained in a Registration Statement on Form 8-A, including any amendments or supplements thereto; and (6) the description of the Company's common share purchase rights contained in a Registration Statement on Form 8-A, including any amendments or supplements thereto.

     All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all Common Shares offered pursuant to this Registration Statement have been sold or that deregisters all Common Shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

     The consolidated financial statements of the Company incorporated by reference in the Company's Annual Report on Form 10-K for the year ended
June 30, 1995, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference therein and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given upon the authority of such firm as experts in accounting and auditing.

Item 4. Description of Securities.
        --------------------------

     Not applicable - the Company's Common Shares, and the common share purchase rights attached thereto, to be offered pursuant to this Registration Statement have been registered under Section 12 of the Exchange Act as described in Item 3 of this Part II.

Item 5. Interests of Named Experts and Counsel.
        ---------------------------------------

     Not applicable.

Item 6. Indemnification of Directors and Officers.
        ------------------------------------------

     Section 302A.521 of the Minnesota Statutes provides that a Minnesota business corporation shall indemnify any director, officer, or employee of the corporation made or threatened to be made a party to a proceeding, by reason of the former or present official capacity (as defined) of the person, against judgments, penalties, fines, settlements and reasonable expenses incurred by the person in connection with the proceeding if certain statutory standards are met. "Proceeding" means a threatened, pending or completed civil, criminal, administrative, arbitration or investigative proceeding, including one by or in the right of the corporation. Section 302A.521 contains detailed terms regarding such right of indemnification and reference is made thereto for a complete statement of such indemnification rights.

     Article VI of the Company's Bylaws provide that each director and officer of the Company shall be indemnified by the Company in accordance with and to the extent permitted by Section 302A.521 of the Minnesota Statutes, as now enacted or hereafter amended.

     The Company maintains directors' and officers' liability insurance, including a Company reimbursement policy. Subject to stated conditions, the policy insures the directors and officers of the Company against liability arising out of actions taken in their official capacities. To the extent that such actions entitle a director or officer to indemnification by the Company, the policy provides that the insurer will reimburse the Company any amounts paid.

Item 7. Exemption from Registration Claimed.
        ------------------------------------

     No securities are to be reoffered or resold pursuant to this Registration Statement.

Item 8. Exhibits.
        ---------

4.1 Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.a. to the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1993 (File No. 1-5064)).

4.2 Bylaws of the Company (incorporated by reference to Exhibit 3.a. to the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1993 (File No. 1-5064)).

4.3 Rights Agreement dated August 9, 1988 between the Company and Norwest Bank Minnesota, N.A. (incorporated by reference to the Company's Form 8-A dated August 17, 1988 (File No. 1-5064)).

4.4 Form of Indenture dated as of May 1, 1991 between the Company and Norwest Bank Minnesota, N.A., as Trustee (incorporated by reference to Exhibit
       4.1 to the Company's Registration Statement on Form S-3 (File No. 33-40233)).

23.1   Consent of Ernst & Young LLP.

24.1   Power of Attorney (included on page 7 of this Registration Statement).

Item 9. Undertakings.
        -------------

(a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, except as to certain insurance policies, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on January 25, 1996.


                                       JOSTENS, INC.



                                       By  /s/ Robert C. Buhrmaster
                                         -------------------------------------
                                         Robert C. Buhrmaster
                                         President and Chief Executive Officer

                            POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert C. Buhrmaster and Orville E. Fisher, Jr., and each of them, his true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on January 25, 1996 by the following persons in the capacities indicated.


/s/ Robert C. Buhrmaster              President and Chief Executive Officer
------------------------------        (Principal Executive Officer) and
Robert C. Buhrmaster                  Director


/s/ Trudy A. Rautio                   Senior Vice President and Chief Financial
------------------------------        Officer (Principal Financial and
Trudy A. Rautio                       Accounting Officer)


/s/ Robert P. Jensen                  Chairman of the Board and Director
------------------------------
Robert P. Jensen


/s/ Lilyan H. Affinito                Director
------------------------------
Lilyan H. Affinito


                                      Director
------------------------------
William A. Andres


/s/ Jack W. Eugster                   Director
------------------------------
Jack W. Eugster


/s/ Mannie L. Jackson                 Director
------------------------------
Mannie L. Jackson


/s/ John W. Stodder                   Director
------------------------------
John W. Stodder

                               INDEX TO EXHIBITS
                               -----------------

Exhibit                                                                 Page
-------                                                                 ----

  4.1 Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.a. to the Company's Annual
          Report on Form 10-K for the fiscal year ended June
          30, 1993 (File No. 1-5064)).

  4.2 Bylaws of the Company (incorporated by reference to Exhibit 3.a. to the Company's Annual Report on
          Form 10-K for the fiscal year ended June 30, 1993
          (File No. 1-5064)).

  4.3     Rights Agreement dated August 9, 1988 between the
          Company and Norwest Bank Minnesota, N.A. (incorporated by reference to the Company's Form 8-A dated August
          17, 1988 (File No. 1-5064)).

  4.4 Form of Indenture dated as of May 1, 1991 between the Company and Norwest Bank Minnesota, N.A., as Trustee
          (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-3 (File
          No. 33-40233)).

 23.1     Consent of Ernst & Young LLP.......................  Filed herewith.

 24.1 Power of Attorney (included on page 7 of this Registration Statement).
